UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

January 5, 2017

Date of Report (Date of earliest event reported)

Installed Building Products, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36307	45-3707650
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. employer identification number)

495 South High Street, Suite 50

Columbus, Ohio 43215

(Address of principal executive offices, including zip code)

(614) 221-3399

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note.

This Form 8-K/A is filed as an amendment (“Amendment No. 1”) to the Current Report on Form 8-K by Installed Building Products, Inc. (“we,” “us,” and “our”) under Items 2.01 and 9.01 on January 5, 2017 (the “Original 8-K”). Amendment No. 1 is being filed in order to provide certain financial statements and to furnish certain pro forma financial information pursuant to Item 9.01 of this Form 8-K/A.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On January 5, 2017, we consummated our previously announced acquisition (the “Acquisition”) of all of the outstanding shares of (i) Trilok Industries, Inc. (“Trilok”), (ii) Alpha Insulation & Waterproofing, Inc. (“Alpha”), and (iii) Alpha Insulation & Waterproofing Company (“Alpha Company” and together with Trilok and Alpha, the “Alpha Companies”). We acquired the Alpha Companies from entities affiliated with Vikas Verma and Henry Schmueckle pursuant to a Share Purchase Agreement, dated October 29, 2016, among (i) EMPER Holdings, LLC, an indirect wholly owned subsidiary of the Company, (ii) each of PREEM Holdings I, LLC and PREEM Holdings II, LLC, (iii) each of Vikas Verma and Henry Schmueckle, (iv) Vikas Verma in his capacity as the Equityholders’ representative and (v) the Company.

Founded in 1982, the Alpha Companies are headquartered in Atlanta, Georgia and serve commercial customers through an expanding network of nine branch locations located in Georgia, Florida, Texas, Tennessee and North Carolina. The Alpha Companies’ products include waterproofing, insulation, fireproofing and fire stopping. The Alpha Companies service large, long-lead time commercial projects including office buildings, airports, sports complexes, museums, hospitals, hotels and educational facilities.

The aggregate consideration for the Acquisition was $116.7 million (the “Purchase Price”). We paid $10.9 million of the Purchase Price by issuing 282,577 shares of our common stock as adjusted for a marketability adjustment. Of the remaining amount, we paid $81.9 million in cash and recorded seller obligations totaling $1.9 million. The Purchase Price also includes customary adjustments for cash and net working capital, earnout consideration based on the Alpha Companies’ change in EBITDA from 2015, and a customary holdback. We paid approximately $21.7 million to satisfy these items on March 7, 2017. Lastly, we assumed $0.3 million in debt of the Alpha Companies.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

The following historical financial statements are filed as Exhibit 99.1 to this report and incorporated in their entirety herein by reference:

1.	Audited Combined Balance Sheet of the Alpha Companies as of December 31, 2015 and related Statements of Income, Changes in Stockholders’ Equity and Cash Flows for the year ended December 31, 2015, and Unaudited Combined Balance Sheet of the Alpha Companies as of September 30, 2016, related Statements of Income and Cash Flows for the nine months ended September 30, 2016 and 2015, and related Statement of Changes in Stockholders’ Equity for the nine months ended September 30, 2016.

(b)	Pro Forma Financial Statements.

The following pro forma financial information is filed as Exhibit 99.2 to this report and incorporated in its entirety herein by reference:

1.	Unaudited Pro Forma Condensed Combined Balance Sheet of the Company and the Alpha Companies as of September 30, 2016.

2.	Unaudited Pro Forma Condensed Combined Statement of Operations of the Company and the Alpha Companies for the nine months ended September 30, 2016.

3.	Unaudited Pro Forma Condensed Combined Statement of Operations of the Company and the Alpha Companies for the year ended December 31, 2015.

(c)	Exhibits.

Exhibit Number	Description

23.1	Consent of Crowe Horwath LLP, Independent Auditors of the Alpha Companies

99.1	Audited Combined Balance Sheet of the Alpha Companies as of December 31, 2015 and related Statements of Income, Changes in Stockholders’ Equity and Cash Flows for the year ended December 31, 2015 and Unaudited Combined Balance Sheet of the Alpha Companies as of September 30, 2016, related Statements of Income and Cash Flows for the nine months ended September 30, 2016 and 2015, and related Statement of Changes in Stockholders’ Equity for the nine months ended September 30, 2016.

99.2	Unaudited Pro Forma Condensed Combined Balance Sheet of the Company and the Alpha Companies as of September 30, 2016, Unaudited Pro Forma Condensed Combined Statements of Operations of the Company and the Alpha Companies for the nine months ended September 30, 2016 and for the year ended December 31, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSTALLED BUILDING PRODUCTS, INC.

Date: March 16, 2017	By:	/s/ Michael T. Miller
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

23.1	Consent of Crowe Horwath LLP, Independent Auditors of the Alpha Companies

99.1	Audited Combined Balance Sheet of the Alpha Companies as of December 31, 2015 and related Statements of Income, Stockholders’ Equity and Cash Flows for the year ended December 31, 2015, Unaudited Combined Balance Sheet of the Alpha Companies as of September 30, 2016, related Statements of Income and Cash Flows for the nine months ended September 30, 2016 and 2015, and related Statement of Changes in Stockholders’ Equity for the nine months ended September 30, 2016.

99.2	Unaudited Pro Forma Condensed Combined Balance Sheet of the Company and the Alpha Companies as of September 30, 2016, Unaudited Pro Forma Condensed Combined Statements of Operations of the Company and the Alpha Companies for the nine months ended September 30, 2016 and for the year ended December 31, 2015.